UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 29, 2021

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 120
Norfolk, Nebraska	68701
(Address of Principal Executive Offices)	(Zip Code)

(301) 861-3305

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDOR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, Condor Hospitality Trust, Inc. (the “Company”) received put right notices from all holders of Series E Cumulative Convertible Preferred Stock (the “Preferred Stock”) of the Company effective June 29, 2021 pursuant to which the holders of the Preferred Stock gave notice of their election to exercise their right to require the Company to redeem all 925,000 shares of the Company’s outstanding Series E Cumulative Convertible Preferred Stock (the “Shares”) held by them at a value per share equal to 130% of the $10 liquidation preference of the Shares, plus accrued and unpaid dividends, on July 29, 2021.  On July 29, 2021, the Company redeemed the Shares with common stock, $0.01 par value (the “Common Stock”) by issuing 2,686,571 shares of Common Stock to the holders of the Shares pursuant to the terms of the Shares, based on the weighted market sale price average of the Common Stock for the thirty trading days through June 29, 2021 of $4.9021 per share.    The Common Stock was issued in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDOR HOSPITALITY TRUST, INC.

Dated: July 29, 2021	By:	/s/ Jill Burger
Jill Burger
Interim Chief Financial Officer and Chief Accounting Officer